Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 20, 2020

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2020.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $1.93 in the first quarter of 2020, compared with $3.35 in the initial 2019 quarter. GAAP-basis net income in the recent quarter was $269 million, compared with $483 million in the year-earlier quarter. Diluted earnings per share and GAAP-basis net income were $3.60 and $493 million, respectively, in the fourth quarter of 2019. GAAP-basis net income for the first quarter of 2020 expressed as an annualized rate of return on average assets and average common shareholders' equity was .90% and 7.00%, respectively, compared with 1.68% and 13.14%, respectively, in the similar 2019 period and 1.60% and 12.95%, respectively, in the final quarter of 2019.

Darren J. King, Executive Vice President and Chief Financial Officer of M&T, commented, “I am extremely proud of the way the M&T team has responded to the COVID-19 crisis.  From tellers and relationship bankers to operational teams and head office staff, the efforts of our colleagues to ensure that customers are receiving relief and outstanding service when they need it most have been extraordinary. During difficult times M&T has always been a steady and reliable source of strength.”

Effective January 1, 2020, M&T adopted amended accounting guidance for the measurement of credit losses on financial instruments.  That guidance requires an allowance for credit losses to be deducted from the amortized cost basis of financial assets to present the net carrying value that is expected to be collected over the contractual term of the assets considering relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount.  The new accounting guidance replaces the previous incurred loss model for determining the allowance for credit losses.  The adoption of the amended guidance resulted in a $132 million increase in the allowance for credit losses as of January 1, 2020.

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M&T’s first quarter 2020 results were adversely impacted by the Coronavirus Disease 2019 (“COVID-19”) pandemic, as the United States operates under a state of emergency. Economic forecasts of the impact of COVID-19 as of the end of the recent quarter resulted in higher estimates of expected credit losses in M&T’s loan portfolio as compared with that estimated as of January 1, 2020. While the full impact of COVID-19 on M&T’s future financial results is uncertain and not currently estimable, M&T believes that impact could be material. A provision for credit losses of $250 million was recorded in the first quarter of 2020.

On March 27, 2020, the CARES Act was signed into law.  Among other things, the CARES Act provides relief to borrowers, including the opportunity to defer loan payments while not negatively affecting their credit standing, and also provides funding opportunities for small businesses under the Paycheck Protection Program (“PPP”) from approved Small Business Administration (“SBA”) lenders, including M&T Bank, which is one of the top ten SBA lenders in the country. For commercial and consumer customers, M&T has provided a host of relief options, including loan maturity extensions, payment deferrals, fee waivers and low interest rate loan products.  On April 6, 2020, M&T provided an online application solution for small business customers and began accepting loan applications under the PPP.

Earnings Highlights

				Change 1Q20 vs.
($ in millions, except per share data)	1Q20	1Q19	4Q19	1Q19	4Q19

Net income	$269	$483	$493	-44%	-45%
Net income available to common shareholders ̶ diluted	$251	$462	$473	-46%	-47%
Diluted earnings per common share	$1.93	$3.35	$3.60	-42%	-46%
Annualized return on average assets	.90%	1.68%	1.60%
Annualized return on average common equity	7.00%	13.14%	12.95%

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $1.95 in the first quarter of 2020, compared with $3.38 in the year-earlier quarter and $3.62 in the fourth quarter of 2019.  Net operating income in 2020’s initial quarter was $272 million, compared with $486 million in the first quarter of 2019 and $496 million in the final quarter of 2019. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the recent quarter was .94% and 10.39%, respectively,

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compared with 1.76% and 19.56%, respectively, in the corresponding 2019 quarter and 1.67% and 19.08%, respectively, in the fourth quarter of 2019.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $982 million in the recent quarter, compared with $1.06 billion in the first quarter of 2019. That decline resulted from a 39 basis point narrowing of the net interest margin, to 3.65% in the first three months of 2020 from 4.04% in the first quarter of 2019, that was partially offset by the impact of a $2.1 billion or 2% increase in average earning assets. The narrowing of the net interest margin resulted largely from lower yields on loans, while the rise in average earning assets reflected higher balances of loans and deposits at the Federal Reserve Bank of New York, offset, in part, by lower average balances of investment securities.  In the final quarter of 2019, taxable-equivalent net interest income was $1.01 billion, the net interest margin was 3.64% and average earning assets were $110.6 billion.

Taxable-equivalent Net Interest Income

				Change 1Q20 vs.
($ in millions)	1Q20	1Q19	4Q19	1Q19	4Q19

Average earning assets	$108,226	$106,096	$110,581	2%	-2%
Net interest income ̶ taxable-equivalent	$982	$1,056	$1,014	-7%	-3%
Net interest margin	3.65%	4.04%	3.64%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $250 million in the first quarter of 2020, compared with $22 million in the year-earlier quarter and $54 million in 2019’s final quarter. As noted earlier, the significant increase in the provision in the recent quarter as compared with the prior quarters follows the adoption of new accounting guidance on January 1, 2020 and reflects updated assumptions and projections as a result of COVID-19. Net loan charge-offs were $49 million during the recent quarter, compared with $22 million in the initial quarter of 2019 and $41 million in the fourth quarter of 2019. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .22% and .10% in the three-month periods ended March 31, 2020 and 2019, respectively, and .18% in the fourth quarter of 2019.

Loans classified as nonaccrual totaled $1.06 billion or 1.13% of total loans outstanding at March 31, 2020, improved from $1.13 billion or 1.25% at January 1, 2020. The adoption of the new accounting guidance previously mentioned resulted in an increase in nonaccrual loans on January 1, 2020 of $171 million. Nonaccrual loans outstanding at December 31, 2019 were $963 million or 1.06% of total loans and at March 31, 2019 were $882 million or .99%. Assets taken in foreclosure of defaulted loans were $84 million at March 31, 2020, compared with $81 million and $86 million at March 31, 2019 and December 31, 2019, respectively.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.38 billion or 1.47% of loans outstanding at March 31, 2020, compared with $1.02 billion or 1.15% at March 31, 2019, $1.05 billion or 1.16% at December 31, 2019 and $1.18 billion

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or 1.30% as of January 1, 2020 following adoption of the current expected credit loss accounting rules. As noted earlier, the adoption of amended accounting guidance resulted in an increase to the allowance of $132 million on January 1, 2020.

Asset Quality Metrics
				Change 1Q20 vs.
($ in millions)	1Q20	1Q19	4Q19	1Q19	4Q19

At end of quarter
Nonaccrual loans	$1,062	$882	$963	20%	10%
Real estate and other foreclosed assets	$84	$81	$86	3%	-2%
Total nonperforming assets	$1,146	$963	$1,049	19%	9%
Accruing loans past due 90 days or more (1)	$530	$244	$519	117%	2%
Nonaccrual loans as % of loans outstanding	1.13%	.99%	1.06%

Allowance for credit losses	$1,384	$1,019	$1,051	36%	32%
Allowance for credit losses as % of loans outstanding	1.47%	1.15%	1.16%

For the period
Provision for credit losses	$250	$22	$54	1036%	363%
Net charge-offs	$49	$22	$41	122%	19%
Net charge-offs as % of average loans (annualized)	.22%	.10%	.18%

(1)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.

Noninterest Income and Expense.  Noninterest income increased 6% to $529 million in the recent quarter from $501 million in the year-earlier quarter. That improvement resulted from higher residential mortgage banking revenues, trust income and trading account and foreign exchange gains, partially offset by unrealized losses on investment securities and a reduction in distributed income from Bayview Lending Group LLC (“BLG”) of $14 million. During the fourth quarter of 2019, noninterest income totaled $521 million. The increase in such income in the recent quarter as compared with 2019’s final quarter reflected higher income from BLG of $23 million and increased mortgage banking revenues that were partially offset by unrealized losses on investment securities and a decline in loan syndication and other credit-related fees of $11 million.

Noninterest Income

				Change 1Q20 vs.
($ in millions)	1Q20	1Q19	4Q19	1Q19	4Q19

Mortgage banking revenues	$128	$95	$118	34%	8%
Service charges on deposit accounts	106	103	111	3%	-4%
Trust income	149	133	151	12%	-2%
Brokerage services income	13	12	12	5%	10%
Trading account and foreign exchange gains	21	11	17	95%	26%
Gain (loss) on bank investment securities	(21)	12	(6)	—	—
Other revenues from operations	133	135	118	-1%	13%
Total	$529	$501	$521	6%	2%

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Noninterest expense totaled $906 million in the initial quarter of 2020, $894 million in the corresponding quarter of 2019 and $824 million in the fourth quarter of 2019.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses aggregated $903 million in the recent quarter, $889 million in the first quarter of 2019 and $819 million in 2019’s fourth quarter. Factors contributing to the higher level of noninterest expenses in the recent quarter as compared with the year-earlier quarter were increased costs for salaries and employee benefits, outside data processing and software and a $10 million increase to the valuation allowance for capitalized residential mortgage servicing rights, partially offset by lower costs of $60 million for legal-related matters and professional and outside services. As compared with the fourth quarter of 2019, the higher level of noninterest expenses in the first quarter of 2020 was largely attributable to higher costs for salaries and employee benefits, reflecting seasonally higher stock-based compensation and employee benefits expenses during the recent quarter that totaled $67 million, and changes in the valuation allowance for capitalized residential mortgage servicing rights. That allowance was increased by $10 million during the recent quarter, compared with a reduction of $16 million in the fourth quarter of 2019.

Noninterest Expense

				Change 1Q20 vs.
($ in millions)	1Q20	1Q19	4Q19	1Q19	4Q19

Salaries and employee benefits	$537	$499	$469	8%	14%
Equipment and net occupancy	80	79	83	—	-4%
Outside data processing and software	64	52	62	23%	4%
FDIC assessments	12	10	12	30%	-1%
Advertising and marketing	22	20	27	10%	-17%
Printing, postage and supplies	11	10	10	10%	14%
Amortization of core deposit and other intangible assets	4	5	4	-22%	-9%
Other costs of operations	176	219	157	-20%	12%
Total	$906	$894	$824	1%	10%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 58.9% in the first quarter of 2020, 57.6% in the year-earlier quarter and 53.1% in the final three months of 2019.

Balance Sheet.  M&T had total assets of $124.6 billion at March 31, 2020, up from $120.0 billion and $119.9 billion at March 31, 2019 and December 31, 2019, respectively. Loans and leases, net of unearned discount, were $94.1 billion at March 31, 2020, $88.6 billion at March 31, 2019 and $90.9 billion at December 31, 2019. The increase in total loans and leases at the recent quarter-end as compared with the end of 2019 was driven largely by growth in commercial loans of $2.4 billion and commercial real estate loans of $1.1 billion. Total deposits rose to $100.2 billion at the recent quarter end, compared with $90.5 billion at March 31, 2019 and $94.8 billion at December 31, 2019. The higher level of deposits at the recent quarter-end as compared with the

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prior dates reflects increased deposits associated with residential mortgage servicing activities, as well as higher levels of commercial and trust demand deposits. Much of the commercial loan and deposit growth occurred in March as commercial customers drew down previously approved lines of credit.

Total shareholders' equity was $15.8 billion, or 12.70% of total assets at March 31, 2020, compared with $15.6 billion, or 12.99% at March 31, 2019 and $15.7 billion, or 13.11% at December 31, 2019. Common shareholders' equity was $14.6 billion, or $113.54 per share, at March 31, 2020, compared with $14.4 billion, or $105.04 per share, a year-earlier and $14.5 billion, or $110.78 per share, at December 31, 2019.  Tangible equity per common share was $77.60 at March 31, 2020, compared with $71.19 at March 31, 2019 and $75.44 at December 31, 2019. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 9.20% at March 31, 2020.

In accordance with its capital plan, M&T repurchased 2,577,000 shares of its common stock during the recent quarter at a total cost of $374 million.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #5263538.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Monday, April 27, 2020 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID #5263538.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  Any statement that does not describe historical or current facts is a forward-looking statement, including statements regarding the potential effects of the Coronavirus Disease 2019 (“COVID-19”) pandemic on M&T’s business, financial condition, liquidity and results of operations. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; risks and uncertainties relating to the impact of the COVID-19 pandemic; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

Further, statements about the potential effects of the COVID-19 pandemic on M&T’s business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and M&T.

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Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2020	2019	Change
Performance
Net income	$268,822	482,742	-44%
Net income available to common shareholders	250,701	462,086	-46%
Per common share:
Basic earnings	$1.93	3.35	-42%
Diluted earnings	1.93	3.35	-42%
Cash dividends	$1.10	1.00	10%
Common shares outstanding:
Average - diluted (1)	129,755	137,920	-6%
Period end (2)	128,282	136,637	-6%
Return on (annualized):
Average total assets	.90%	1.68%
Average common shareholders' equity	7.00%	13.14%
Taxable-equivalent net interest income	$981,868	1,056,027	-7%
Yield on average earning assets	4.18%	4.71%
Cost of interest-bearing liabilities	.83%	1.04%
Net interest spread	3.35%	3.67%
Contribution of interest-free funds	.30%	.37%
Net interest margin	3.65%	4.04%
Net charge-offs to average total net loans (annualized)	.22%	.10%
Net operating results (3)
Net operating income	$271,705	486,440	-44%
Diluted net operating earnings per common share	1.95	3.38	-42%
Return on (annualized):
Average tangible assets	.94%	1.76%
Average tangible common equity	10.39%	19.56%
Efficiency ratio	58.91%	57.56%

	At March 31
Loan quality	2020	2019	Change
Nonaccrual loans	$1,061,748	881,611	20%
Real estate and other foreclosed assets	83,605	81,335	3%
Total nonperforming assets	$1,145,353	962,946	19%
Accruing loans past due 90 days or more (4)	$530,317	244,257	117%
Government guaranteed loans included in totals above:
Nonaccrual loans	$50,561	35,481	43%
Accruing loans past due 90 days or more	464,243	194,510	139%
Renegotiated loans	$232,439	267,952	-13%
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	43,995	—
Purchased impaired loans (6):
Outstanding customer balance	N/A	495,163	—
Carrying amount	N/A	278,783	—
Nonaccrual loans to total net loans	1.13%	.99%
Allowance for credit losses to total loans	1.47%	1.15%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Amounts in thousands, except per share	2020	2019	2019	2019	2019
Performance
Net income	$268,822	493,066	480,081	473,260	482,742
Net income available to common shareholders	250,701	473,372	461,410	452,633	462,086
Per common share:
Basic earnings	$1.93	3.60	3.47	3.34	3.35
Diluted earnings	1.93	3.60	3.47	3.34	3.35
Cash dividends	$1.10	1.10	1.00	1.00	1.00
Common shares outstanding:
Average - diluted (1)	129,755	131,549	132,999	135,464	137,920
Period end (2)	128,282	130,589	132,277	134,200	136,637
Return on (annualized):
Average total assets	.90%	1.60%	1.58%	1.60%	1.68%
Average common shareholders' equity	7.00%	12.95%	12.73%	12.68%	13.14%
Taxable-equivalent net interest income	$981,868	1,014,225	1,035,469	1,047,406	1,056,027
Yield on average earning assets	4.18%	4.27%	4.51%	4.64%	4.71%
Cost of interest-bearing liabilities	.83%	.97%	1.10%	1.11%	1.04%
Net interest spread	3.35%	3.30%	3.41%	3.53%	3.67%
Contribution of interest-free funds	.30%	.34%	.37%	.38%	.37%
Net interest margin	3.65%	3.64%	3.78%	3.91%	4.04%
Net charge-offs to average total net loans (annualized)	.22%	.18%	.16%	.20%	.10%
Net operating results (3)
Net operating income	$271,705	496,237	483,830	477,001	486,440
Diluted net operating earnings per common share	1.95	3.62	3.50	3.37	3.38
Return on (annualized):
Average tangible assets	.94%	1.67%	1.66%	1.68%	1.76%
Average tangible common equity	10.39%	19.08%	18.85%	18.83%	19.56%
Efficiency ratio	58.91%	53.15%	55.95%	55.98%	57.56%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2020	2019	2019	2019	2019
Nonaccrual loans	$1,061,748	963,112	1,005,249	865,384	881,611
Real estate and other foreclosed assets	83,605	85,646	79,735	72,907	81,335
Total nonperforming assets	$1,145,353	1,048,758	1,084,984	938,291	962,946
Accruing loans past due 90 days or more (4)	$530,317	518,728	461,162	348,725	244,257
Government guaranteed loans included in totals above:
Nonaccrual loans	$50,561	50,891	43,144	36,765	35,481
Accruing loans past due 90 days or more	464,243	479,829	434,132	320,305	194,510
Renegotiated loans	$232,439	234,424	240,781	254,332	267,952
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	39,632	40,733	43,079	43,995
Purchased impaired loans (6):
Outstanding customer balance	N/A	415,413	453,382	473,834	495,163
Carrying amount	N/A	227,545	253,496	263,025	278,783
Nonaccrual loans to total net loans	1.13%	1.06%	1.12%	.96%	.99%
Allowance for credit losses to total loans	1.47%	1.16%	1.16%	1.15%	1.15%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2020	2019	Change
Interest income	$1,120,419	1,226,309	-9%
Interest expense	143,614	176,249	-19
Net interest income	976,805	1,050,060	-7
Provision for credit losses	250,000	22,000	1036
Net interest income after provision for credit losses	726,805	1,028,060	-29
Other income
Mortgage banking revenues	127,909	95,311	34
Service charges on deposit accounts	106,161	103,112	3
Trust income	148,751	132,786	12
Brokerage services income	13,129	12,476	5
Trading account and foreign exchange gains	21,016	10,802	95
Gain (loss) on bank investment securities	(20,782)	11,841	—
Other revenues from operations	133,176	134,437	-1
Total other income	529,360	500,765	6
Other expense
Salaries and employee benefits	536,843	499,200	8
Equipment and net occupancy	79,640	79,347	—
Outside data processing and software	64,410	52,417	23
FDIC assessments	12,271	9,426	30
Advertising and marketing	22,375	20,275	10
Printing, postage and supplies	10,852	9,855	10
Amortization of core deposit and other intangible assets	3,913	5,020	-22
Other costs of operations	176,112	218,808	-20
Total other expense	906,416	894,348	1
Income before income taxes	349,749	634,477	-45
Applicable income taxes	80,927	151,735	-47
Net income	$268,822	482,742	-44%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2020	2019	2019	2019	2019
Interest income	$1,120,419	1,185,902	1,229,469	1,237,913	1,226,309
Interest expense	143,614	177,069	199,579	196,432	176,249
Net interest income	976,805	1,008,833	1,029,890	1,041,481	1,050,060
Provision for credit losses	250,000	54,000	45,000	55,000	22,000
Net interest income after provision for credit losses	726,805	954,833	984,890	986,481	1,028,060
Other income
Mortgage banking revenues	127,909	118,134	137,004	107,321	95,311
Service charges on deposit accounts	106,161	110,987	111,092	107,787	103,112
Trust income	148,751	151,525	143,915	144,382	132,786
Brokerage services income	13,129	11,891	12,077	12,478	12,476
Trading account and foreign exchange gains	21,016	16,717	16,072	18,453	10,802
Gain (loss) on bank investment securities	(20,782)	(6,452)	3,737	8,911	11,841
Other revenues from operations	133,176	118,238	103,882	112,763	134,437
Total other income	529,360	521,040	527,779	512,095	500,765
Other expense
Salaries and employee benefits	536,843	469,080	476,780	455,737	499,200
Equipment and net occupancy	79,640	82,892	82,690	79,150	79,347
Outside data processing and software	64,410	61,720	60,360	55,234	52,417
FDIC assessments	12,271	12,431	9,906	9,772	9,426
Advertising and marketing	22,375	27,063	22,088	24,046	20,275
Printing, postage and supplies	10,852	9,513	10,201	10,324	9,855
Amortization of core deposit and other intangible assets	3,913	4,305	5,088	5,077	5,020
Other costs of operations	176,112	156,679	210,506	233,692	218,808
Total other expense	906,416	823,683	877,619	873,032	894,348
Income before income taxes	349,749	652,190	635,050	625,544	634,477
Applicable income taxes	80,927	159,124	154,969	152,284	151,735
Net income	$268,822	493,066	480,081	473,260	482,742

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2020	2019	Change
ASSETS
Cash and due from banks	$1,298,192	1,267,260	2%
Interest-bearing deposits at banks	8,896,307	7,602,897	17
Trading account	1,224,291	276,322	343
Investment securities	8,956,590	12,536,840	-29
Loans and leases:
Commercial, financial, etc.	26,243,648	23,090,204	14
Real estate - commercial	36,684,106	34,690,930	6
Real estate - consumer	15,643,014	16,769,933	-7
Consumer	15,571,507	14,088,816	11
Total loans and leases, net of unearned discount	94,142,275	88,639,883	6
Less: allowance for credit losses	1,384,366	1,019,337	36
Net loans and leases	92,757,909	87,620,546	6
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	25,121	43,947	-43
Other assets	6,826,311	6,084,281	12
Total assets	$124,577,833	120,025,205	4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$35,554,715	29,966,753	19%
Interest-bearing deposits	63,410,672	59,433,806	7
Deposits at Cayman Islands office	1,217,921	1,069,191	14
Total deposits	100,183,308	90,469,750	11
Short-term borrowings	59,180	3,602,566	-98
Accrued interest and other liabilities	2,198,116	1,889,336	16
Long-term borrowings	6,321,435	8,476,024	-25
Total liabilities	108,762,039	104,437,676	4
Shareholders' equity:
Preferred	1,250,000	1,231,500	2
Common	14,565,794	14,356,029	1
Total shareholders' equity	15,815,794	15,587,529	1
Total liabilities and shareholders' equity	$124,577,833	120,025,205	4%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2020	2019	2019	2019	2019
ASSETS
Cash and due from banks	$1,298,192	1,432,805	1,818,861	1,271,611	1,267,260
Interest-bearing deposits at banks	8,896,307	7,190,154	12,495,524	8,791,753	7,602,897
Federal funds sold	—	3,500	200	—	—
Trading account	1,224,291	470,129	614,256	479,403	276,322
Investment securities	8,956,590	9,497,251	10,677,583	11,580,249	12,536,840
Loans and leases:
Commercial, financial, etc.	26,243,648	23,838,168	23,201,372	23,431,408	23,090,204
Real estate - commercial	36,684,106	35,541,914	34,945,231	35,194,375	34,690,930
Real estate - consumer	15,643,014	16,156,094	16,500,955	16,693,737	16,769,933
Consumer	15,571,507	15,386,693	15,175,635	14,558,538	14,088,816
Total loans and leases, net of unearned discount	94,142,275	90,922,869	89,823,193	89,878,058	88,639,883
Less: allowance for credit losses	1,384,366	1,051,071	1,038,437	1,029,867	1,019,337
Net loans and leases	92,757,909	89,871,798	88,784,756	88,848,191	87,620,546
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	25,121	29,034	33,339	38,428	43,947
Other assets	6,826,311	6,784,974	6,483,295	5,952,148	6,084,281
Total assets	$124,577,833	119,872,757	125,500,926	121,554,895	120,025,205

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$35,554,715	32,396,407	31,766,724	30,747,946	29,966,753
Interest-bearing deposits	63,410,672	60,689,618	61,785,212	59,568,223	59,433,806
Deposits at Cayman Islands office	1,217,921	1,684,044	1,561,997	1,364,855	1,069,191
Total deposits	100,183,308	94,770,069	95,113,933	91,681,024	90,469,750
Short-term borrowings	59,180	62,363	5,513,896	4,611,390	3,602,566
Accrued interest and other liabilities	2,198,116	2,337,490	2,090,762	1,915,147	1,889,336
Long-term borrowings	6,321,435	6,986,186	7,002,524	7,655,507	8,476,024
Total liabilities	108,762,039	104,156,108	109,721,115	105,863,068	104,437,676
Shareholders' equity:
Preferred	1,250,000	1,250,000	1,250,000	1,231,500	1,231,500
Common	14,565,794	14,466,649	14,529,811	14,460,327	14,356,029
Total shareholders' equity	15,815,794	15,716,649	15,779,811	15,691,827	15,587,529
Total liabilities and shareholders' equity	$124,577,833	119,872,757	125,500,926	121,554,895	120,025,205

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2020 from
Dollars in millions	2020		2019		2019		March 31,	December 31,
	Balance	Rate	Balance	Rate	Balance	Rate	2019	2019
ASSETS
Interest-bearing deposits at banks	$6,130	1.24%	4,605	2.41%	8,944	1.65%	33%	-31%
Federal funds sold and agreements
to resell securities	1,224	1.34	—	—	1,279	1.68	—	-4
Trading account	64	2.64	65	3.40	70	4.36	-3	-10
Investment securities	9,102	2.22	12,949	2.52	10,044	2.51	-30	-9
Loans and leases, net of unearned
discount
Commercial, financial, etc.	24,290	4.10	23,010	5.07	23,548	4.36	6	3
Real estate - commercial	36,034	4.83	34,524	5.34	35,039	5.06	4	3
Real estate - consumer	15,931	4.03	16,939	4.37	16,330	4.15	-6	-2
Consumer	15,451	5.30	14,004	5.51	15,327	5.26	10	1
Total loans and leases, net	91,706	4.61	88,477	5.15	90,244	4.77	4	2
Total earning assets	108,226	4.18	106,096	4.71	110,581	4.27	2	-2
Goodwill	4,593		4,593		4,593		—	—
Core deposit and other intangible
assets	27		45		31		-40	-13
Other assets	7,739		6,105		7,349		27	5
Total assets	$120,585		116,839		122,554		3%	-2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking
deposits	$56,366	.56	52,095	.59	57,103	.66	8%	-1%
Time deposits	5,672	1.55	6,351	1.35	6,015	1.58	-11	-6
Deposits at Cayman Islands
office	1,672	.82	972	1.98	1,716	1.14	72	-3
Total interest-bearing
deposits	63,710	.65	59,418	.70	64,834	.76	7	-2
Short-term borrowings	58	.16	1,091	2.49	675	1.86	-95	-91
Long-term borrowings	6,240	2.60	8,494	3.23	6,941	2.83	-27	-10
Total interest-bearing liabilities	70,008	.83	69,003	1.04	72,450	.97	1	-3
Noninterest-bearing deposits	32,456		30,315		32,069		7	1
Other liabilities	2,401		1,952		2,203		23	9
Total liabilities	104,865		101,270		106,722		4	-2
Shareholders' equity	15,720		15,569		15,832		1	-1
Total liabilities and
shareholders' equity	$120,585		116,839		122,554		3%	-2%

Net interest spread		3.35		3.67		3.30
Contribution of interest-free funds		.30		.37		.34
Net interest margin		3.65%		4.04%		3.64%

15-15-15-15-15

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Income statement data
In thousands, except per share
Net income
Net income	$268,822	493,066	480,081	473,260	482,742
Amortization of core deposit and other intangible assets (1)	2,883	3,171	3,749	3,741	3,698
Net operating income	$271,705	496,237	483,830	477,001	486,440

Earnings per common share
Diluted earnings per common share	$1.93	3.60	3.47	3.34	3.35
Amortization of core deposit and other intangible assets (1)	.02	.02	.03	.03	.03
Diluted net operating earnings per common share	$1.95	3.62	3.50	3.37	3.38

Other expense
Other expense	$906,416	823,683	877,619	873,032	894,348
Amortization of core deposit and other intangible assets	(3,913)	(4,305)	(5,088)	(5,077)	(5,020)
Noninterest operating expense	$902,503	819,378	872,531	867,955	889,328
Efficiency ratio
Noninterest operating expense (numerator)	$902,503	819,378	872,531	867,955	889,328
Taxable-equivalent net interest income	981,868	1,014,225	1,035,469	1,047,406	1,056,027
Other income	529,360	521,040	527,779	512,095	500,765
Less: Gain (loss) on bank investment securities	(20,782)	(6,452)	3,737	8,911	11,841
Denominator	$1,532,010	1,541,717	1,559,511	1,550,590	1,544,951
Efficiency ratio	58.91%	53.15%	55.95%	55.98%	57.56%
Balance sheet data
In millions
Average assets
Average assets	$120,585	122,554	120,388	118,487	116,839
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(27)	(31)	(36)	(41)	(45)
Deferred taxes	7	8	10	11	12
Average tangible assets	$115,972	117,938	115,769	113,864	112,213
Average common equity
Average total equity	$15,720	15,832	15,837	15,630	15,569
Preferred stock	(1,250)	(1,250)	(1,373)	(1,232)	(1,232)
Average common equity	14,470	14,582	14,464	14,398	14,337
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(27)	(31)	(36)	(41)	(45)
Deferred taxes	7	8	10	11	12
Average tangible common equity	$9,857	9,966	9,845	9,775	9,711
At end of quarter
Total assets
Total assets	$124,578	119,873	125,501	121,555	120,025
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(25)	(29)	(33)	(38)	(44)
Deferred taxes	6	7	8	10	12
Total tangible assets	$119,966	115,258	120,883	116,934	115,400
Total common equity
Total equity	$15,816	15,717	15,780	15,692	15,588
Preferred stock	(1,250)	(1,250)	(1,250)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	—	—	—	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,566	14,467	14,530	14,457	14,353
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(25)	(29)	(33)	(38)	(44)
Deferred taxes	6	7	8	10	12
Total tangible common equity	$9,954	9,852	9,912	9,836	9,728

(1)	After any related tax effect.